                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive proxy statement

     [X] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                 USG CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                 [COMPANY NAME]
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                                  OVERVIEW OF
                       OMNIBUS MANAGEMENT INCENTIVE PLAN
                                      AND
            PROPOSED SHARE ALLOCATION FOR THE LONG TERM EQUITY PLAN

The Corporation's Omnibus Management Incentive Plan (the "Plan") is designed to promote the linkage of pay to corporate performance and align the interests of management with shareholders. The compensation philosophy underlying the Plan is based on several principles:

1. A significant portion of the total compensation opportunity is variable and dependant upon the Corporation's annual and long-term business and financial performance.

2. Attainment of short-term objectives is driven through the use of annual incentive cash awards and attainment of long-term objectives is primarily driven through the long term equity program.

3. The programs provide overall compensation opportunities that are at competitive levels with comparably sized industrial companies.

Management compensation is composed of three elements:

1. Base salaries: Salary ranges are established for each managerial position, using external salary surveys. The ranges are established to ensure that salaries are competitive in relation to organizations and positions of similar size and scope.

2. Annual Incentive Cash Awards: Approximately 290 offices and managers are eligible for annual incentive cash awards under the provisions of the Annual Management Incentive Plan. The awards are based upon the achievement of established and quantifiable operational/financial objectives designed to enhance the Corporation's overall performance. Program measurements for 1999 were primarily based on attainment of an income or earnings goal and attainment of strategic focus targets. Strategic focus targets are performance milestones defined by the corporation's strategic plan, which is designed to drive shareholder value. Strategic focus targets have been established in areas such as manufacturing cost improvements, working capital management and productivity enhancements.

3. Long Term Equity Program: Approximately 200 officers and managers currently participate in the Long Term Equity Program which provides for grants of stock options, performance based restricted stock, time vested restricted stock, stock appreciation rights, performance units and deferred stock. USG has instituted guidelines mandating USG stock ownership by all managers who participate in the Long Term Equity Program.

Performance based restricted stock is subject to risk of forfeiture, based on USG stock price performance measured over a three year period in relation to the returns on the stocks that included in the Value Line Building Material Index. USG management only earns the full award if USG stock returns are in the 70th (100 being highest) percentile or better of the universe of stocks that comprise the Value Line Building Material Index. At the 50th percentile, the award is 50%. Below the 50th percentile, there is no award.

Proposed Allocation of Shares for Long Term Equity Program

USG proposes to allocate 2.4 million shares to the Long Term Equity Program component of the Omnibus Management Incentive Plan for use during the period 2001 -- 2003 (an average of 800,000 shares per year).

The proposed allocation is appropriate for an organization of USG's size. Surveys by compensation consultants such as Towers Perrin and Pearl Meyers & Partners, Inc. indicate the average annual allocation for large organizations is about 2.0% of shares outstanding. The potential dilutive effect of the proposed allocation is within guidelines established by Institutional Shareholder Services and large institutions such as Fidelity.

Rationale for the Proposed Allocation

The program promotes the interests of the Corporation and its stockholders by providing key employees with an opportunity to acquire a proprietary interest in the Corporation and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Corporation and its subsidiaries.

In addition, the use of the long term equity programs as an integral element of management compensation is common throughout industry. With extremely tight labor markets, the importance of providing competitive total compensation packages is crucial to USG's ability to build, attract, motivate and retain the quality of management needed to continue to meet the organization's strategic objectives.

In 1998, the Compensation and Organization Committee approved the addition of a new group of participants, primarily consisting of line managers (such as plant managers and sales managers) who are important to the achievement of key strategic objectives such as lowering manufacturing cost and improving customer satisfaction. These managers are also subject to the Corporation's stock ownership guidelines.

The proposed allocation will allow the Corporation to effectively promote broader management ownership by managers who make a significant impact on corporate results and thus more closely link the interests of management with shareholders.